UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On March 16, 2015, The Cooper Companies, Inc. (“Cooper”) held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in Cooper’s definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on January 30, 2015. Each of the proposals was approved by the stockholders as set forth below.

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors of Cooper until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
A. Thomas Bender (Chairman)	41,668,648	354,832	44,481	1,843,499
Michael H. Kalkstein	41,490,375	533,265	44,320	1,843,500
Jody S. Lindell	41,761,192	262,301	44,469	1,843,498
Gary S. Petersmeyer	41,925,338	99,249	43,373	1,843,500
Steven Rosenberg	41,450,095	573,281	44,585	1,843,499
Allan E. Rubenstein, M.D.	40,506,243	1,516,149	45,569	1,843,499
(Vice-Chairman and Lead Director)
Robert S. Weiss	41,789,305	235,143	43,513	1,843,499
Stanley Zinberg, M.D.	41,488,676	535,855	43,431	1,843,498

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP to serve as Cooper’s independent registered public accounting firm for the fiscal year ending October 31, 2015 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
43,537,376	328,957	45,127	-0-

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders adopted, on an advisory basis, a resolution approving the compensation of Cooper’s Named Executive Officers as presented in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
41,152,611	859,518	55,829	1,843,502

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 16, 2015 regarding the Cooper Annual Meeting of Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	s/ Carol R. Kaufman
Carol R. Kaufman
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

Dated: March 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 16, 2015 regarding the Cooper Annual Meeting of Stockholders